UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 11, 2004

Teda Travel Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 2102, Chinachem Century Tower

178 Gloucester Road

Wanchai, Hong Kong

(Address of Principal Executive Office)

(852) 2833 2186

(Registrant’s telephone number, including area code)

Item 5.     Other Events and Regulation FD Disclosure

On August 11, 2004, our CEO, Mr. Godfrey Chin Tong Hui issued an open letter to shareholders regarding the company’s mission statement, business model objectives and milestones.

A copy of the letter is  included as a part of this Form 8-K as Exhibit 99 and is incorporated by reference herein.

Statements about future results made herein, including the projections, and the statements contained in the exhibit attached hereto constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in our Form 10-KSB for the year ended June 30, 2003. Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of Teda Travel Group, Inc. or its affiliates. In addition, such projections are based upon many estimates and are inherently subject to significant economic, competitive and other uncertainties and contingencies, including but not limited to the impact of war or terrorism, which are beyond the control of management of Teda Travel Group, Inc. and its affiliates. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Teda Travel Group, Inc. or its affiliates that the projections will prove to be correct.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Exhibit Description
99	Letter to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TEDA TRAVEL GROUP INCORPORATED

Date: August 11, 2004	By:	/s/ GODFREY CHIN TONG HUI
Godfrey Chin Tong Hui Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99	Letter to Shareholders